Exhibit 3
Names and addresses of the Underwriters of the Republic of Italy’s
2.125% Notes due September 16, 2013

Underwriters’ Addresses in relation to the Republic of Italy’s US$2,000,000,000
2.125% Notes due September 16, 2013

Deutsche Bank AG, London Branch	Winchester House
1 Great Winchester Street
London EC2N 2DB
England

Goldman Sachs International	Peterborough Court
133 Fleet Street
London EC4A 2BB
England

Morgan Stanley & Co. International plc	20 Bank Street
Canary Wharf
London E14 4AD
England

Barclays Bank PLC	5 The North Colonnade
Canary Wharf
London E14 4BB
England

BNP Paribas	10 Harewood Avenue
London NW1 6AA
England

Citigroup Global Markets Inc.	338 Greenwich Street
New York, NY 10013
U.S.A.

Credit Suisse Securities (Europe) Limited	One Cabot Square
London E14 4QJ
England

HSBC Bank plc	8 Canada Square
London E14 5HQ
England

J.P. Morgan Securities Ltd.	125 London Wall
London EC2Y 5AJ
England

Merrill Lynch International	Merrill Lynch Finance Centre
2 King Edward Street
London EC1A 1HQ
England

The Royal Bank of Scotland plc	135 Bishopsgate
London EC2N 3UR
England

UBS Limited	3 Finsbury Avenue
London EC2M 2PA
England